EXHIBIT 11

                    THE DELTONA CORPORATION AND SUBSIDIARIES

                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
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
                                                                            Years Ended
                                            ---------------------------------------------------------------------------
                                            December 31,     December 31,  December 31,   December 31,    December 31,
                                                1997            1996           1995            1994          1993
                                            ------------    ------------   -----------    ------------   -------------
Computation of primary income (loss)
  per common share<F1>:

 Loss before extraordinary item.....         $  (1,326)      $  (1,227)    $   (2,905)    $   (3,906)    $(8,772)
                                             =========       =========     ==========     ==========     =======
 Net income (loss)..................         $  (1,326)      $    (896)    $   (2,203)    $   (3,906)    $(8,772)
                                             =========       =========     ==========     ==========     =======
 Net income (loss) applicable
   to common stock..................         $  (1,326)      $    (896)    $   (2,203)    $   (3,906)    $(8,772)
                                             =========       =========     ==========     ==========     =======
 Total weighted average common shares
   outstanding......................         $   6,754       $   6,730     $    6,669     $    6,669     $ 6,057
                                             =========       =========     ==========     ==========     =======
 Per Common Share Data:
  Loss before extraordinary items            $    (.20)     $    (.18)    $     (.43)    $     (.59)    $ (1.45)
                                             =========       =========     ==========     ==========     =======

 Net income (loss)..................         $    (.20)      $    (.13)    $     (.33)    $     (.59)    $ (1.45)
                                             =========       =========     ==========     ==========     =======

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------------------------

     <F1>Basic   earnings  per  common   share   assuming   full   dilution  was
         approximately the same for all periods.

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